Exhibit 3.1

BY-LAWS

of

GENERAL MILLS, INC.

as amended

through

January 24, 2022

i

ii

iii

BY-LAWS

of

GENERAL MILLS, INC.

ARTICLE I

STOCKHOLDERS

SECTION 1. Place of Holding Meeting: Meetings of stockholders may be held within or without the State of Delaware, and, as determined by the board of directors or the stockholders.

SECTION 2. Quorum: Any number of stockholders together holding one-half (1/2) in amount of the stock issued and outstanding entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business, except as may be otherwise provided by law, by the certificate of incorporation, or by these by-laws. At any meeting of stockholders for the election of directors at which any class or classes of stock or any one or more series of any class or classes of stock shall have a separate vote as such class or series for the election of directors by such class or series, the absence of a quorum of any other class of stock or of any other series of any class of stock shall not prevent the election of the directors to be elected by such class or series. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 3. Adjournment of Meetings: If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by the chairman of the meeting or by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time, or upon such call, as may be determined by the chairman of the meeting or by a majority vote of the stockholders. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. In the absence of a quorum of any class or classes of stock or any one or more series of any class or classes of stock at any meeting of stockholders at which more than one class or series of stock shall be entitled to vote separately as a class or series for the election of directors, a majority in interest of the stockholders present in person or by proxy of the class or classes or one or more series of stock which lack a quorum shall also have the power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than by announcement at the meeting, until a quorum of such class or classes or one or more series of stock shall be present.

SECTION 4. Annual Election of Directors: The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on such date and at such time as may be fixed by resolution of the board of directors.

The directors elected annually shall hold office until the next annual election and until their successors are respectively elected and qualified; provided, however, in the event that the holders of any class or classes of stock or any one or more series of any class or classes of stock have the right to elect directors separately as a class or series and such right shall have vested, such right may be exercised as provided in the certificate of incorporation of the corporation.

The secretary shall prepare, or cause to be prepared, at least ten (10) days before every election, a complete list of stockholders entitled to vote, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for such ten (10) days to the examination of any stockholder, for any purpose germane to the meeting, and shall be produced and kept at the time and place of election during the whole time thereof, subject to the inspection of any stockholder who may be present.

SECTION 5. Special Meetings: How Called: Special meetings of the stockholders for any purpose or purposes may be called by the chairman of the board of directors or by resolution of the board of directors. Special meetings of the holders of any class or classes of stock or any one or more series of any class or classes of stock for the purpose of electing directors in accordance with a special right as a class or series shall be called as provided in the certificate of incorporation of the corporation.

SECTION 6. Voting at Stockholders’ Meetings: The board of directors shall determine the voting power of any cumulative preference stock in accordance with article IV of the certificate of incorporation.

(a) Election of Directors. Except as set forth below in this paragraph (a), election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any class or series of stock to elect directors separately, each director shall be elected by a majority of the votes cast with respect to the director by stockholders entitled to vote and present in person or represented by proxy. For purposes of this by-law, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast “for” and “against” that director, excluding abstentions. Notwithstanding the foregoing, if as of the tenth day prior to the date that the corporation first mails out its notice of meeting, the number of nominees standing for election at any meeting of the stockholders exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast at the meeting. If a director is not elected, the director shall promptly tender his or her resignation to the chairman of the board following certification of the vote. The corporate governance committee shall make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors shall act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation shall not participate in the board’s decision.

(b) Other Matters. At all meetings of stockholders, all other questions, except as otherwise provided by law or the certificate of incorporation, shall be determined by a majority of the votes cast by stockholders entitled to vote and present in person or represented by proxy.

(c) Vote Tabulation. Votes may be cast by any stockholder entitled to vote in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast.

A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

SECTION 7. Notice of Stockholders’ Meetings: Written notice, stating the time and place of the meeting and, in case of a special meeting, stating also the general nature of the business to be considered, shall be given by the secretary by mailing, or causing to be mailed, such notice, postage prepaid, to each stockholder entitled to vote, at his post office address as the same appears on the stock books of the corporation, or by delivering such notice to him personally, at least ten (10) days before the meeting, or by delivering through any means of electronic communication permitted by law.

SECTION 8. Notice of Stockholder Business and Nominations:

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the board of directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the board of directors, (C) by an Eligible Stockholder (as defined below) pursuant to section 9 or (D) by any stockholder of the corporation who (i) was a stockholder of record at the time of giving of notice provided for in this section 8 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this section 8; clauses (C) and (D) shall be the exclusive means for a stockholder to make director nominations, and clause (D) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (D) of paragraph (a)(1) of this section 8, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be proper (whether such notice is given pursuant to this paragraph (a)(2) or pursuant to paragraph (b) of this section 8), such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including (x) a description of all agreements, arrangements or understandings between the stockholder, and the beneficial owner, if any, on whose behalf the nomination is made, and each nominee for election or re-election and (y) the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) as to any other business (other than the nomination of a director or directors) that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or by such beneficial owner, and any other direct or indirect opportunity held by such stockholder or by such beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the corporation, (v) any short interest in any security of the corporation held by such stockholder or by such beneficial owner (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vi) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the corporation (vii) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance- related fees (other than an asset-based fee) that such stockholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (ix) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this section 8 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (A) by or at the direction of the board of directors or (B) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation (i) who is a stockholder of record at the time of giving of notice provided for in this section 8 and at the time of the special meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this section 8. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this section 8 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the date of the first public announcement of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this section 8 or section 9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section 8 and section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this section 8 and section 9 and, if any proposed nomination or business is not in compliance with this section 8 or section 9, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this section 8 and section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section 8, provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (a)(1)(D) or paragraph (b) of this section 8. Nothing in this section 8 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor rule regarding shareholder proposals or (ii) of the holders of any series of cumulative preference stock to elect directors under specified circumstances pursuant to the terms of such preference stock.

(4) To be eligible to be a nominee for election or reelection as a director of the corporation pursuant to this section 8, a person must deliver (in accordance with the time periods prescribed for delivery of notice under paragraph (a)(2) or this section 8) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, and (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

SECTION 9. Proxy Access for Director Nominations:

(a) Inclusion of Nominee in Proxy Statement. As used in this section 9, capitalized terms shall have the meanings indicated in section 8 or this section 9. Subject to the terms and conditions of these by-laws, whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting), the corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the board of directors or a committee appointed by the board of directors, the name, together with the Required Information (as defined below), of any nominee for election or reelection to the board of directors delivered pursuant to this section 9 (a “Stockholder Nominee”) who satisfies the eligibility requirements in this section 9 (subject to the maximum number established pursuant to section 9(l)), and who is identified in a timely and proper notice that both complies with this section 9 (the “Stockholder Notice”) and is given by a stockholder on behalf of one or more stockholders or beneficial owners that:

(1) expressly elect at the time of the delivery of the Stockholder Notice to have such Stockholder Nominee included in the corporation’s proxy materials for such annual meeting pursuant to this section 9;

(2) own and have Owned (as defined below) continuously for at least three (3) years a number of shares that represents at least three percent (3%) of the outstanding shares of common stock entitled to vote in the election of directors (the “Required Shares”) as of (i) the date on which the Stockholder Notice is delivered to the secretary at the principal executive offices of the corporation in accordance with this section 9, (ii) the record date for determining stockholders entitled to vote at the annual meeting, and (iii) the date of the annual meeting; and

(3) satisfy such additional requirements in these by-laws (an “Eligible Stockholder”).

(b) Eligible Stockholder. For purposes of qualifying as an Eligible Stockholder and satisfying the Ownership requirements under section 9(a):

(1) The outstanding shares of common stock Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has Owned continuously for at least three (3) years as of (i) the date on which the Stockholder Notice is delivered to the secretary at the principal executive offices of the corporation in accordance with this section 9, (ii) the record date for determining stockholders entitled to vote at the annual meeting, and (iii) the date of the annual meeting may be aggregated, provided that the number of stockholders and beneficial owners whose Ownership of shares is aggregated for such purpose shall not exceed twenty (20) and that any and all requirements and obligations for an Eligible Stockholder set forth in this section 9 are satisfied by and as to each such stockholder and beneficial owner (except as noted with respect to aggregation or as otherwise provided in this section 9);

(2) For this purpose, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one stockholder or beneficial owner; and

(3) No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder under this section 9. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this section 9, (i) all shares held by each stockholder constituting their contribution to the foregoing three percent (3%) threshold must have been held by that stockholder continuously for at least three (3) years and through the date of the annual meeting, and evidence of such continuous Ownership shall be provided as specified in subsection 9(g) below, (ii) each provision in this section 9 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the three percent (3%) Ownership requirement of the Required Shares definition) and (iii) a breach of any obligation, agreement or representation under this section 9 by any member of such group shall be deemed a breach by the Eligible Stockholder.

(c) Ownership. For purposes of this section 9:

(1) A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of common stock of the corporation as to which such person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes, (C) purchased by such person or any of its affiliates pursuant to an agreement to resell, or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such person or its affiliate.

(2) A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than three (3) business days’ notice, or (ii) the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(3) The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for purposes of this section 9 shall be determined by the board of directors or any committee thereof, which determination shall be conclusive and binding on the corporation and its stockholders. For purposes of this section 9, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

(d) Required Information. For purposes of this section 9, the “Required Information” that the corporation will include in its proxy statement is:

(1) The information concerning each Stockholder Nominee and the applicable Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(2) If the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this section 9, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this section 9 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(e) Information to be Provided by Eligible Stockholder. The Stockholder Notice shall set forth all information and representations required under section 8(a)(2) above (and for such purposes, references in section 8(a)(2) to the “beneficial owner” on whose behalf the nomination is made shall be deemed to refer to the “Eligible Stockholder”), and in addition shall include:

(1) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Rule 14a-18 of the Exchange Act (as such rule may be amended);

(2) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of Schedule 14N;

(3) the written agreement of the Eligible Stockholder (in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties:

(A) setting forth and certifying to the number of shares of common stock it Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to Own such shares through the annual meeting of stockholders, which statement shall also be included in the Schedule 14N filed by the Eligible Stockholder with the SEC;

(B) the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries as required under section 9(g) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case through and as of the business day immediately preceding the date of the annual meeting;

(C) the Eligible Stockholder’s representation and warranty (i) that the Eligible Stockholder (v) acquired the Required Shares in the ordinary course of business and not with the intent or effect of changing or influencing control at the corporation, and does not presently have any such intent, (w) has not nominated and will not nominate for election to the board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this section 9, (x) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Rule 14a-1(l) of the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the board, (y) has not distributed and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, and (z) will Own the Required Shares through the date of the annual meeting of stockholders, (ii) that the facts, statements and other information in all communications by the Eligible Stockholder with the corporation and its stockholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (iii) as to whether or not the Eligible Stockholder intends to maintain qualifying Ownership of the Required Shares for at least one year following the annual meeting;

(D) the Eligible Stockholder’s agreement to (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (ii) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this section 9, (iii) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (iv) file all materials described below in section 9(g)(3) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (v) provide to the corporation prior to the annual meeting such additional information as necessary or reasonably requested by the corporation; and

(4) In the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f) Delivery of Stockholder Notice. To be timely under this section 9, the Stockholder Notice must be delivered by a stockholder to the secretary at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, to be timely the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(g) Undertaking by Eligible Stockholder. An Eligible Stockholder must:

(1) within five business days after the date of the Stockholder Notice, provide to the secretary of the corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this section 9;

(2) include in the Schedule 14N filed with the SEC a statement certifying that it Owns and has Owned the Required Shares in compliance with this section 9;

(3) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(4) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds satisfy section 9(b)(2). The information provided pursuant to this section 9(g) shall be deemed part of the Stockholder Notice for purposes of this section 9.

(h) Representations and Agreement of the Stockholder Nominee. Within the time period prescribed in section 9(f) for delivery of the Stockholder Notice, the Eligible Stockholder must also deliver to the secretary of the corporation a written representation and agreement (which shall be deemed part of the Stockholder Notice for purposes of this section 9) signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:

(1) is not and will not become a party to (i) any Voting Commitment that has not been disclosed to the corporation, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law;

(2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Stockholder Nominee or director that has not been disclosed to the corporation; and

(3) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement.

At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and provide to the corporation such other information as it may reasonably request. The corporation may request such additional information (x) as necessary to permit the board or any committee thereof to determine if such Stockholder Nominee is independent under the listing standards of any U.S. exchange upon which the corporation’s common stock is listed, any rules of the Securities and Exchange Commission applicable to directors serving on the board of directors or any committee thereof and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Stockholder Nominee to serve as a director of the corporation, or (y) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each Stockholder Nominee.

(i) True, Correct and Complete Information. In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this section 9. In addition, any person providing any information to the corporation pursuant to this section 9 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the corporation (in the case of any update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of ten (10) business days prior to the meeting).

(j) Exceptions. Notwithstanding anything to the contrary contained in this section 9, if a notice is delivered to the corporation (whether or not subsequently withdrawn) under section 8(a)(2) indicating that any stockholder intends to nominate any candidate for election to the board, the corporation may omit or, to the extent feasible, remove the information concerning each Stockholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee(s) will not be eligible for election at the annual meeting, and such nomination(s) shall be declared invalid and disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation.

(k) Disqualifications. Notwithstanding anything to the contrary set forth herein, if (i) an Eligible Stockholder who has nominated a Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (ii) a Stockholder Nominee is determined not to satisfy the eligibility requirements of this section 9 or any other provision of the corporation’s by- laws, certificate of incorporation, corporate governance guidelines or other applicable regulation at any time before the annual meeting, (iii) the election of a Stockholder Nominee to the board would cause the corporation to be in violation of the certificate of incorporation, these by-laws, or any applicable state or federal law, rule, regulation or listing standard, (iv) a Stockholder Nominee (A) is not independent under the Applicable Independence Standards, (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (E) dies, becomes disabled or otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this section 9 or unavailable for election at the annual meeting, (v) a Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its obligations, agreements or representations, or fails to comply with its or their obligations pursuant to this section 9, including by providing information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, (vi) the applicable Eligible Stockholder otherwise ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders, in each case as determined by the board of directors, any committee thereof or the person presiding at the annual meeting, then (x) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the board of directors or the person presiding at the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this section 9, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(l) Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this section 9 shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this section 9 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below twenty percent (20%): provided, however, that this number shall be reduced by:

(1) any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this section 9 but either is subsequently withdrawn or that the board of directors decides to nominate as a board nominee;

(2) the number of incumbent directors who were Stockholder Nominees at any of the preceding two annual meetings (including any individual covered under clause (1) above) and whose election at the upcoming annual meeting is being recommended by the board of directors; and

(3) the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of common stock, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (3) who at the time of such annual meeting will have served as a director continuously, as a nominee of the board of directors, for at least two annual terms, but only to the extent the maximum number of Stockholder Nominees after such reduction with respect to this clause (3) equals or exceeds one (1).

If the board resolves to reduce the size of the board effective on or prior to the date of the annual meeting, then the maximum number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this section 9 exceeds this maximum number, the corporation shall determine which Stockholder Nominees shall be included in the corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. If any such Stockholder Nominee is thereafter (i) nominated by the board, (ii) not included in the corporation’s proxy materials for any reason (including, without limitation, any determination that such Eligible Stockholder or Stockholder Nominee does not satisfy the requirements in this section 9) or (iii) not submitted for director election for any reason (including, without limitation, the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this section 9), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(m) Disqualified Stockholder Nominee. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these by-laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) will be ineligible to be a Stockholder Nominee pursuant to this section 9 for the next two annual meetings.

(n) Authority of the Board. The board (and any other person or body authorized by the board) shall have the power and authority to interpret this section 9 and to make any and all determinations necessary or advisable to apply this section 9 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this section 9 and has otherwise met the requirements of this section 9, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this section 9, and (iv) whether any and all requirements of this section 9 (or any applicable requirements of Article I, section 8) have been satisfied. Any such interpretation or determination adopted in good faith by the board (or any other person or body authorized by the board) shall be binding on all persons, including the corporation and its stockholders (including any beneficial owners). This section 9 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.

ARTICLE II

DIRECTORS

SECTION 1. Organizational Meetings: The board of directors may hold a meeting for the purpose of organization and the transaction of other business, if a quorum be present, immediately before or after the annual meeting of the stockholders and immediately before or after any special meeting at which directors are elected. Notice of such meeting need not be given. Such organizational meeting may be held at any other time or place, which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or in a consent and waiver of notice thereof signed by all the directors.

SECTION 2. Regular Meetings: Regular meetings of the board of directors shall be held on such dates as are designated, from time to time, by resolutions of the board, and shall be held at the principal office of the corporation, or at such other location or locations as the board selects. Each regular meeting shall commence at the time designated by the chairman of the board on at least five (5) days’ written notice to each director when sent by mail and on at least three (3) days’ notice when delivered in person or by telephone, courier, electronic communications, facsimile or similar means. Notwithstanding the preceding, any meeting of the board of directors shall be a legal meeting without any notice thereof if all the members of the board shall be present, or if all absent members waive notice thereof.

SECTION 3. Special Meetings: How Called: Notice: Special meetings of the board of directors may be called by the chairman of the board, a vice chairman of the board, the president or a majority of the directors. Written notice of the time, place and purposes of each special meeting shall be delivered in person or by telephone, courier, electronic communications, facsimile or similar means to each director at least twenty-four (24) hours prior to such meeting. Notwithstanding the preceding, any meeting of the board of directors shall be a legal meeting without any notice thereof if all the members of the board shall be present, or if all absent members waive notice thereof.

SECTION 4. Number: Qualifications: Quorum: Term:

(a) The Board of Directors shall determine the number of directors on the board, which shall be at least seven (7) and no more than fifteen (15).

(b) No person shall be eligible to become or to remain a director of the corporation unless the person is a stockholder in the corporation. Not more than six (6) of the members of the board of directors shall be officers or employees of the corporation; but the chairman of the board shall not be deemed such an officer or employee.

(c) Subject to the provisions of the certificate of incorporation, as amended, a majority of the total number of the directors shall constitute a quorum for the transaction of business. The affirmative vote of the majority of the directors present at a meeting at which a quorum is constituted shall be the act of the board of directors, unless the certificate of incorporation shall require a vote of a greater number.

(d) Except as otherwise provided in these by-laws, directors shall hold office until the next succeeding annual stockholders’ meeting and thereafter until their successors are respectively elected and qualified.

SECTION 5. Place of Meetings: The board of directors may hold its meetings and keep the books of the corporation within or outside of the State of Delaware, at any office or offices of the corporation, or at any other place, as it may from time to time by resolution determine.

SECTION 6. Adjournment of Meetings: If less than a quorum shall be present at any meeting of the board of directors of the corporation, or of the executive committee of the board, or other committee, the meeting may be adjourned from time to time by a majority vote of members present, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner, for such time or upon such call, as may be determined by vote. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting originally held if a quorum had been present thereat.

SECTION 7. Powers of Directors: The business and affairs of the corporation shall be managed under the direction of the board of directors. Subject to the restrictions imposed by law, by the certificate of incorporation or by these by-laws, the board of directors may exercise all the powers of the corporation.

SECTION 8. Vacancies: Except as otherwise provided in the certificate of incorporation, any vacancy in the board of directors because of death, resignation, disqualification, increase in number of directors, or any other cause may be filled by a majority of the remaining directors, though less than a quorum, at any regular or special meeting of the directors; or any such vacancy resulting from any cause whatsoever may be filled by the stockholders at the first annual meeting held after such vacancy shall occur or at a special meeting thereof called for the purpose.

SECTION 9. Resignation of Directors: Any director of the corporation may resign at any time by giving written notice to the chairman of the board or to the secretary of the corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10. Compensation of Directors: The board of directors shall have the authority to fix the compensation of directors. In addition, each director shall be entitled to be reimbursed by the corporation for expenses incurred in attending meetings of the board of directors or of any committee of which he or she is a member. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such services from the corporation; provided, however, that any person who is receiving a stated compensation as an officer of the corporation for services as such officer shall not receive any additional compensation for services as a director during such period. A director entitled to receive stated compensation for services as director, who shall serve for only a portion of a year, shall be entitled to receive only that portion of the annual stated compensation on which the period of service during the year bears to the entire year. The annual compensation of directors shall be paid at such times and in such installments as the board of directors may determine.

SECTION 11. Executive Committee:

(a) The board of directors may in its discretion appoint an executive committee.

(b) Not more than four (4) members shall be officers or employees of the corporation but the chairman of the board shall not be deemed such an officer or employee.

(c) A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the committee shall be necessary for the adoption of any motion, provided that in order to procure and maintain a quorum at any meeting of the executive committee in the absence or disqualification of any member of such committee, the member or members thereof present at such meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors (subject always to the limitations of subsection (b) above) to act at the meeting in the place of any such absent or disqualified member

(d) Each member of the executive committee, if appointed, shall hold office until the election at the next succeeding annual meeting of the stockholders of the corporation of a new board of directors; subject to the provisions of section 14 of this article.

SECTION 12. Executive Committee: Powers: During the intervals between the meetings of the board of directors, the executive committee shall have and may exercise all the powers of the board of directors in the direction of the business and affairs of the corporation, including power to authorize the execution of any papers and to authorize the seal of the corporation to be affixed to all papers which may require it, in such manner as such committee shall deem best for the interests of the corporation, in all cases in which specific directions shall not have been given by the board of directors.

SECTION 13. Executive Committee: Organization: Meetings, Etc.: The chairman of the executive committee shall preside at all meetings of the executive committee and the secretary of the corporation shall act as secretary of the executive committee. In the absence of the chairman of the executive committee the committee shall appoint another member thereof to act as chairman of the meeting, and in the absence of the secretary, an assistant secretary of the corporation shall act as secretary of the meeting. In the absence of all of such persons, the committee shall appoint a chairman or a secretary of the meeting, as the case may be. If an executive committee shall be appointed it shall hold regular meetings on such dates and at such times and places as the chairman or a majority of the members of the executive committee shall determine, unless the board of directors shall otherwise provide. A special meeting of the executive committee may be called by the chairman of the board, the chairman of the executive committee or the secretary of the corporation upon such notice as may be given for special meetings of the board of directors. Any meeting of the executive committee shall be a legal meeting without notice thereof if all the members of the committee shall be present or if all absent members waive notice thereof. The committee shall keep a record of its acts and proceedings and report thereon to the board of directors at the regular meeting thereof held next after they shall have been taken.

SECTION 14. Resignation and Removal of Member of Executive Committee: Any member of the executive committee may resign at any time or may be removed at any time either with or without cause by resolution adopted by a majority of the whole board of directors at any meeting of the board of directors at which a quorum is present.

SECTION 15. Vacancies in the Executive Committee: Any vacancy in the executive committee shall be filled in the manner prescribed by these by-laws for the original appointment of such committee.

SECTION 16. Other Committees: The board of directors may by resolution designate one or more other committees, in addition to the executive committee, each of which shall consist of two or more directors of the corporation. The board of directors may designate one or more directors as alternate members of any such other committee, who may replace any absent or disqualified member at any meeting of such committee. Any such other committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall keep written minutes of its proceedings and shall report such proceedings to the board of directors when required. The chairman or a majority of the members of any such other committee may fix the time and place of its meetings, unless the board of directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in sections 2 and 3 of this article II with respect to meetings of the board of directors. A majority of the members of the committee shall constitute a quorum for transacting business at a meeting. The committee may take action by the affirmative vote of a majority of the committee members present at a meeting. The board of directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the board of directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the corporation; provided, however, that no such committee shall have or may exercise any authority limited by law to the board of directors or a committee thereof.

SECTION 17. Electronic Communications at Meetings: Members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors or such committee by means of communication through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

SECTION 1. Election: The board of directors shall elect a chairman of the board, a chief executive officer, who may also be the chairman of the board, a secretary and a treasurer. The board of directors may elect such other officers, including a president, a chief financial officer, a chief operating officer, a controller, and one or more vice chairmen, executive vice presidents, senior vice presidents, vice presidents, division presidents, assistant secretaries and assistant treasurers, and any such officer shall exercise such powers and perform such duties as may be provided by these bylaws or assigned by the board of directors or the chief executive officer. The chief executive officer may appoint one or more vice presidents, division presidents, assistant secretaries and assistant treasurers and any such officers shall exercise such powers and perform such duties as may be assigned by the board of directors or the chief executive officer. Any two of the offices may be held by the same person.

SECTION 2. Term of Office. The board of directors shall elect corporate officers at least annually, and any officer elected by the board of directors shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

SECTION 3. Chairman: The chairman of the board shall preside at all meetings of the board, all meetings of the stockholders, as well as all meetings of the executive committee. He or she shall also exercise such other powers and perform such duties as the board of directors may from time to time direct or as may be required by law.

SECTION 4. Chief Executive Officer: The chief executive officer shall have supervisory authority over the policies of the corporation as well as the management and control of the business and affairs of the corporation. He or she shall also exercise such other powers and perform such duties as the board of directors may from time to time direct or as may be required by law.

SECTION 5. Secretary: The secretary shall:

(a) keep the minutes of the meetings of the stockholders, of the board of directors and of the executive committee in books provided for the purpose;

(b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

(c) be custodian of the corporate books and records and have charge of the seal of the corporation and see that it is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws;

(d) have charge of the stock records of the corporation and keep or cause to be kept the stock and transfer records in such manner as to show at any time the amount of the stock of the corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became such holder of record; exhibit or cause to be exhibited at all reasonable times to any director, upon application, the original or duplicate stock ledger;

(e) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept, executed and filed; and

(f) in general, perform all duties incident to the office of secretary, and such other duties as from time to time may be assigned by the board of directors or as may be required by law.

SECTION 6. Treasurer: The treasurer, if required so to do by the board of directors, shall give a bond for the faithful discharge of his or her duties in such sum, and with such sureties, as the board of directors or the chief executive officer shall require. The treasurer shall:

(a) have charge and custody of, and be responsible for, all funds and securities of the corporation (until deposited to the credit or account of the corporation with an authorized depositary) and deposit all such funds in the name of the corporation in such banks, banking firms, trust companies or other depositaries as shall be selected in accordance with the provisions of article V of these by-laws;

(b) exhibit at all reasonable times the books of account and records to any of the directors of the corporation upon application during business hours at the office of the corporation where such books and records are kept;

(c) receive, and give receipt for, moneys due and payable to the corporation from any source whatsoever; and

(d) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors or as may be required by law

SECTION 7. Resignation and Removal of Officers: Any officer of the corporation may resign at any time by giving written notice to the chairman of the board, chief executive officer or to the secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the chief executive officer may also be removed, with or without cause, at any time by the chief executive officer.

SECTION 8. Salaries: The salaries of officers shall be fixed from time to time by the board of directors, the compensation committee or other committee appointed by the board. The board of directors or the compensation committee of the board may authorize and empower the chief executive officer, the president, any vice chairman, or any vice president of the corporation to fix the salaries of all officers of the corporation who are not directors of the corporation. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE IV

CAPITAL STOCK

SECTION 1. Issue of Certificates and Uncertificated Stock: Shares of the capital stock of the corporation shall be represented by certificates or uncertificated and shall be in such forms as shall be approved by the board of directors. Each stockholder shall be entitled to a certificate for shares of stock under the seal of the corporation, signed by the chairman, the president, a vice chairman or a vice president and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer; provided, however, that where a certificate is countersigned by a transfer agent, other than the corporation or its employee, or by a registrar, other than the corporation or its employee, the corporate seal and any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar of the corporation who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before such certificate shall have been delivered by the corporation, such certificate shall nevertheless be deemed to have been adopted by the corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

SECTION 2. Transfer of Shares: The shares of stock of the corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued for the shares so transferred to the person entitled thereto. Upon a transfer of uncertificated shares, the record of such person’s stock shall be cancelled and shares shall be transferred to the person entitled thereto upon the issuance of a certificate or an electronic transfer of such shares. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3. Dividends: The board of directors may declare lawful dividends as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sum or sums as the board of directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the board of directors shall think conducive to the interests of the corporation.

SECTION 4. Lost Certificates: Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested to do so by the board of directors of the corporation shall advertise such fact in such manner as the board of directors may require, and shall give to the corporation, its transfer agent and registrar, if any, a bond of indemnity in such sum as the board of directors may direct, in a form satisfactory to the board of directors and to the transfer agent and registrar of the corporation, if any, and with or without sureties as the board of directors with the approval of the transfer agent and registrar, if any, may prescribe; whereupon the chairman, the president, a vice chairman or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary may cause to be issued a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed. The issuance of such new certificates shall be under the control of the board of directors.

SECTION 5. Rules as to Issue of Certificates: The board of directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the corporation. It may appoint one or more transfer agents and/or registrars of transfers, and may require all certificates of stock to bear the signature of either or both. Each and every person accepting from the corporation certificates of stock therein shall furnish the corporation with a written statement of his or her residence or post office address, and in the event of changing such residence shall advise the corporation of such new address.

SECTION 6. Holder of Record Deemed Holder in Fact: The board of directors shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

SECTION 7. Fixing Record Date: The board of directors shall have the power to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1. Contracts, Etc.: How Executed: The board of directors or such officer or person to whom such power shall be delegated by the board of directors by resolution, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, either by name or by designation of their respective offices, positions or class, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

SECTION 2. Loans: No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the vote of the board of directors or by such officer or person to whom such power shall be delegated by the board of directors by resolution. When so authorized by the board of directors or by such officer or person to whom such power shall be delegated by the board of directors by resolution, any officer or agent of the corporation may obtain loans and advances at any time for the corporation from any bank, banking firm, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation, and, when authorized as aforesaid to give security for the payment of any loan, advance, indebtedness or liability of the corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the corporation, and to that end endorse, assign and deliver the same, but only to the extent and in the manner authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Deposits: All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, banking firms, trust companies or other depositaries as the board of directors may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the board of directors.

SECTION 4. Checks, Drafts, Etc.: All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall be determined from time to time by resolution of the board of directors or by such officer or person to whom such power of determination shall be delegated by the board of directors by resolution. Endorsements for deposit to the credit of the corporation in any of its authorized depositaries may be made, without any countersignature, by the chairman of the board, the president, a vice chairman, or any vice president, or the treasurer or any assistant treasurer, or by any other officer or agent of the corporation appointed by any officer of the corporation to whom the board of directors, by resolution, shall have delegated such power of appointment, or by hand-stamped impression in the name of the corporation.

SECTION 5. Transaction of Business: The corporation, or any division or department into which any of the business or operations of the corporation may have been divided, may transact business and execute contracts under its own corporate name, its division or department name, a trademark or a trade name.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 1. Fiscal Year: The fiscal year of the corporation shall end with the last Sunday of May of each year.

SECTION 2. Notice and Waiver of Notice: Whenever any notice is required by these by-laws to be given, it may be delivered in person or by mail, telephone, courier, electronic communications, facsimile transmission or similar means. In person notice is not delivered until expressly so stated.

Notice by mail shall be deemed delivered when deposited with postage prepaid, and addressed to the person entitled to notice at an address as shown on the stock records of the corporation, in case of a stockholder, or at the last known post office address otherwise. Telephone or courier notice shall be deemed given when the person entitled to notice, or a person reasonably expected to convey the notice, receives it. Electronic communications or facsimile transmission shall be deemed delivered once transmitted to the last address or number provided to the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting. Whenever notice is required to be given under these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 3. Inspection of Books: The board of directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts, records and books of the corporation (except such as may, by statute, be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

SECTION 4. Construction: All references herein (i) in the plural shall be construed to include the singular, (ii) in the singular shall be construed to include the plural and (iii) in the masculine gender shall be construed to include the feminine gender, if the context so requires.

SECTION 5. Indemnification:

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law. The corporation shall not be required to indemnify any person in connection with any action, suit or proceeding initiated by such person.

(b) To the extent that a present or former director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a), or in defense of any claim, issue or matter therein, the person shall be indemnified or reimbursed against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c) Any indemnification under sub-section (a) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct under Delaware law. Such determination shall be made, with respect to a person who is a present or former director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. In the case of a determination with respect to employees or agents (who are not present or former directors or officers of the corporation), the determination shall be made by the chief executive officer or the general counsel.

(d) Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(e) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(f) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against any such person and incurred by any such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

(g) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

(h) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j) Each person who has been, is or becomes a director, officer, employee or agent as described in subsection (a) of this section shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity permitted in this section during the term of their service. Any subsequent modification or repeal of this section shall not adversely affect any right or protection existing under this section with respect to any acts or events occurring prior to the time of such modification or repeal.

SECTION 6. Resolution of Board of Directors Providing for Issuance of Cumulative Preference Stock: For purposes of these by-laws the certificate of incorporation shall be deemed to include any certificate filed and recorded in accordance with section 151(g) of the Delaware Corporation Law which, in accordance with said section, sets forth the resolution or resolutions adopted by the board of directors providing for the issuance of cumulative preference stock or any series thereof.

SECTION 7. Exclusive Forum Provisions: Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or the corporation’s certificate of incorporation or by-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided that the foregoing provision shall not apply in the event that the action could not be brought in the Court of Chancery of the State of Delaware because of the inability to join an indispensable party, which party could be joined in the action in another forum. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this by-law.

ARTICLE VII

AMENDMENTS

SECTION 1. Amendment of By-Laws: All by-laws of the corporation shall be subject to alteration or repeal, and new by-laws may be made, either by the stockholders at an annual meeting or at any special meeting, provided notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of any such special meeting, or by the affirmative vote of a majority of the whole board of directors of the corporation at any regular meeting or at any special meeting of the board of directors, provided that notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of any such special meeting; and provided further that no by-law shall be adopted which shall be in conflict with the provisions of the certificate of incorporation or any amendment thereto. By-laws made or altered by the stockholders or by the board of directors shall be subject to alteration or repeal either by the stockholders or by the board of directors; provided, however, that the board of directors shall have no power or authority to alter or repeal sub-section (b) of section 4 or sub-section (b) of section 11 of article II of these by-laws, respecting eligibility of officers or employees of the corporation as members of the board of directors and of the executive committee of the board or to make any alteration in sub-section (a) of section 4 of said article II which would reduce the number composing the board of directors below seven (7) or above fifteen (15); the sole right to make any such change being reserved to the stockholders.